As filed with the Securities and Exchange Commission on August 6, 2003

Registration No. 333-107556

United States Securities and Exchange Commission
Washington, D.C. 20549

Amendment No. 1 to
Form S-4
Registration Statement
Under
The Securities Act of 1933

General Electric Company

(Exact name of registrant as specified in its charter)

New York	3724	14-0689340
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3135 Easton Turnpike
Fairfield, Connecticut 06828-0001
(203) 373-2211
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael R. McAlevey, Esq.
Chief Corporate and Securities Counsel
3135 Easton Turnpike
Fairfield, Connecticut 06828-0001
(203) 373-2967
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Amendment No. 1

This Amendment No. 1 to the Registration Statement on Form S-4 initially filed on August 1, 2003 is being filed solely for the purpose of updating the legal opinion contained in Exhibit 5 of the initial filing.

Signatures

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on August 6, 2003.

GENERAL ELECTRIC COMPANY
By: /s/ Brackett B. Denniston III

Brackett B. Denniston III Vice President - Senior Counsel for Litigation and Legal Policy

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Jeffrey R. Immelt* Jeffrey R. Immelt	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2003
/s/ Keith S. Sherin* Keith S. Sherin	Senior Vice President -- Finance, Chief Financial Officer (Principal Financial Officer)	August 6, 2003
/s/ Philip D. Ameen* Philip D. Ameen	Vice President and Comptroller (Principal Accounting Officer)	August 6, 2003
/s/ James I. Cash, Jr.* James I. Cash, Jr.	Director	August 6, 2003
/s/ Ann M. Fudge* Ann M. Fudge	Director	August 6, 2003
/s/ Claudio X. Gonzalez* Claudio X. Gonzalez	Director	August 6, 2003
/s/ Andrea Jung* Andrea Jung	Director	August 6, 2003
/s/ Alan G. Lafley* Alan G. Lafley	Director	August 6, 2003
/s/ Kenneth G. Langone* Kenneth G. Langone	Director	August 6, 2003
/s/ Ralph S. Larsen* Ralph S. Larsen	Director	August 6, 2003
/s/ Sam Nunn* Sam Nunn	Director	August 6, 2003
/s/ Roger S. Penske* Roger S. Penske	Director	August 6, 2003
/s/ Andrew C. Sigler* Andrew C. Sigler	Director	August 6, 2003
*By: /s/ Michael R. McAlevey Michael R. McAlevey, Attorney in Fact		August 6, 2003

REPRESENTING A MAJORITY OF THE BOARD OF DIRECTORS

Exhibit Index

Exhibit 5:	Opinion of Robert E. Healing*
Exhibit 23(b):	Consent of Robert E. Healing (included in Exhibit 5)*

* Filed herewith